SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[   ]           Preliminary Proxy Statement
[   ]           Confidential, for Use of the Commission Only
 (as permitted by Rule 14a-6(e)(2))
[   ]           Definitive Proxy Statement
[X]           Definitive Additional Materials
[   ]           Soliciting Material Pursuant to Sec. 240.14a-12

Insituform Technologies, Inc.
(Name of Registrant as Specified in its Charter)
_________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]           No fee required.

[   ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies: _________________
_______________________________________________________________
(2)	Aggregate number of securities to which transaction applies: ________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_______________________________________________________________
(4)	Proposed maximum aggregate value of transaction: ________________________
(5)	Total fee paid: ____________________________________________________
[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: ___________________________________________
(2)	Form, Schedule or Registration Statement No.: ___________________________
(3)	Filing Party: _____________________________________________________
(4)	Date Filed: _____________________________________________________

On May 14, 2008, Insituform Technologies, Inc. issued the following press release.

CONTACT: David A. Martin Vice President and Chief Financial Officer Insituform Technologies, Inc. 636-530-8000	Matthew Sherman / Dan Katcher Joele Frank, Wilkinson Brimmer Katcher 212-355-4449

FOR IMMEDIATE RELEASE

INSITUFORM SAYS IT'S TIME FOR STOCKHOLDERS TO PUT AN END
TO WATER ASSET MANAGEMENT'S CAMPAIGN OF
MISSTATEMENTS, DISTORTIONS AND MISREPRESENTATIONS

Chesterfield, MO — May 14, 2008 — Insituform Technologies, Inc. (Nasdaq Global Select Market: INSU) today urged stockholders to vote now on the Company’s WHITE proxy card to protect the value of their investment in Insituform and not hand over control of the Company and the Board of Directors to dissident hedge fund Water Asset Management (WAM).

With the Company’s May 19, 2008 Annual Meeting of Stockholders only days away, Insituform stockholders should not be fooled by WAM’s serial misstatements, distortions and misrepresentations.

What WAM Wants You To Believe:	What WAM Doesn’t Tell You
WAM wants you to believe that it has the support of the proxy advisory firms.
What WAM doesn’t tell you is that RiskMetrics Group (formerly ISS), the nation’s leading proxy advisory firm, has recommended that stockholders vote FOR all of Insituform’s directors on the
Company’s WHITE proxy card.

Additionally, all three of the proxy advisory firms that have evaluated this situation have concluded that handing control of Insituform’s Board over to WAM and replacing a majority of Insituform’s Board with WAM’s director nominees is NOT in the best interests of all Insituform stockholders.

WAM wants you to believe it has a well-thought out plan for Insituform.
What WAM doesn’t tell you is that WAM’s stated objective from the start was to undertake an ill-conceived fire-sale of the Company in the worst M&A market in recent years, and not hire a CEO.

As RiskMetrics observed: “We note that the dissidents did not have any operating plan until very recently and had primarily focused on the sale of the company.”*

WAM’s 11th hour “plan” – its third plan in five months – is based on bogus numbers and simply recycles business improvement programs already underway at Insituform.

WAM wants you to believe it is a long-term investor in Insituform.
What WAM doesn’t tell you is that WAM’s principals have a history of shorting Insituform’s stock.

A WAM affiliate, of which Messrs. Deane and Diserio are principals, engaged in short trading of Insituform’s stock in the second and third quarters of 2006.

WAM wants you to believe it has a long-standing investment track record.
What WAM doesn’t tell you is that WAM has been in existence for less than one year and that its principals have no previous known investment track record.

Based on the limited publicly available information about WAM, WAM’s only investments are in Insituform and one other $200,000 investment.

No public information is available regarding the size of TRF Master Fund (Cayman) LP (a WAM affiliate), WAM’s assets under management, the percentage of its assets tied up in Insituform, WAM’s track record, the record of the prior management firms of one of WAM’s principals, Mr. Diserio, or the identity of WAM’s investors.

WAM wants you to believe that Insituform’s Board has not actively worked to enhance stockholder value.
What WAM doesn’t tell you is that since well before the proxy contest began, Insituform’s Board has actively led this Company and taken decisive steps to enhance stockholder value and position
Insituform for the future.

Insituform’s Board has:
• Undertaken a comprehensive review of the Company’s strategic alternatives, together with outside financial advisors
• Developed and implemented a strategic plan to transform Insituform from a company focused on sewer rehabilitation for U.S. municipalities to one that is positioned to participate in the global water industry through multiple products, geographies and customer segments
• Hired Joseph “Joe” Burgess, a 20+ year water industry veteran, as the Company’s new Chief
    Executive Officer
• Managed the Company through a leadership transition.  As RiskMetrics noted: “The incumbent board managed the company well during this transition period, as indicated by new contract wins and the accompanying positive market reaction to these announcements.”*

RiskMetrics concluded “…[W]e believe that the board deserves credit for removing [former CEO] Mr. Rooney, successfully navigating the company during the transition period, and hiring a new CEO – actions that have been accompanied by positive market reaction.”*

WAM wants you to believe that its director nominees are qualified to serve on Insituform’s Board.
What WAM doesn’t tell you is that:
• Three of WAM’s nominees have NO public company board experience and those same three nominees are all WAM insiders.
• Another WAM nominee, Senator Alfonse D’Amato, has been criticized by independent proxy advisors for his poor corporate governance as a director at scandal-plagued CA, Inc. (formerly
    Computer Associates).
• WAM’s nominees have NO operating experience in the industries in which Insituform operates.  Notably, Messrs. Deane and Diserio, the two leading principals of the WAM hedge fund, have NO relevant water experience. Mr. Deane’s only experience in the water industry is purchasing water rights, a real estate activity.

Protect the future value of your investment in Insituform.  Don’t hand over control of your Board to a dissident hedge fund which is only looking to advance its own self-serving interests.  Vote for Insituform’s directors on the WHITE proxy card today.

Time is short, but stockholders can still vote the WHITE proxy card to support their Board. It is important to remember that only the latest dated proxy card counts. For this reason, stockholders are urged to vote only Insituform’s WHITE proxy card and to discard WAM’s blue proxy card. If stockholders have previously voted a blue card, even to withhold their vote from the dissident group’s nominees, they are urged to please take the time today to vote the WHITE proxy card. Stockholders with questions or who need assistance voting their shares may call the Company’s proxy solicitor, Innisfree M&A Incorporated, at (888) 750-5834.

* Permission to use quotations was neither sought nor obtained.

About Insituform
Insituform Technologies, Inc. is a leading worldwide provider of proprietary technologies and services for rehabilitating sewer, water and other underground piping systems without digging and disruption. More information about the Company can be found on its Internet site at www.insituform.com.

Additional Information
Insituform has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) in connection with its 2008 Annual Meeting. Insituform’s stockholders are strongly advised to read the definitive proxy statement carefully, as it contains important information.  Free copies of the definitive proxy statement, and any amendments or supplements thereto, and other materials filed by Insituform with the SEC will be available free of charge on the SEC’s website at www.sec.gov, on Insituform’s website at www.insituform.com under Investors/SEC or by directing requests to Insituform’s proxy solicitor, Innisfree M&A Incorporated, toll free at (888) 750-5834.

Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  The Company makes forward-looking statements in this document that represent the Company’s beliefs or expectations about future events or financial performance.  These forward-looking statements are based on information currently available to the Company and on management’s beliefs, assumptions, estimates and projections and are not guarantees of future events or results.  When used in this document, the words “anticipate,” “estimate,” “believe,” “plan,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on March 10, 2008.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur.  In addition, our actual results may vary materially from those anticipated, estimated, suggested or projected.  Except as required by law, we do not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise.  Investors should, however, review additional disclosures made by the Company from time to time in its periodic filings with the Securities and Exchange Commission.  Please use caution and do not place reliance on forward-looking statements.  All forward-looking statements made by the Company in this document are qualified by these cautionary statements.

Insituform®, the Insituform® logo, Insituform Blue®, United Pipeline Systems® and Clean Water for the World® are the registered trademarks of Insituform Technologies, Inc. and its affiliates.

#   #   #